UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Masonite International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following communications were posted on social media accounts of Masonite International Corporation (“Masonite”) on February 9, 2024 in connection with the proposed acquisition of Masonite by Owens Corning:

X (formerly Twitter):

LinkedIn:

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements present current forecasts and estimates of future events. These statements do not strictly relate to historical or current results and can be identified by words such as “anticipate,” “appear,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “will,” “can,” “could,” “predict,” “future,” “potential,” “intend,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “opportunity,” “ambitions,” “aspire” and variations of negatives of such terms or variations thereof. Other words and terms of similar meaning or import in connection with any discussion of future plans, actions, events or operating, financial or other performance identify forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions contemplated by the Arrangement Agreement (the “Agreement”) by and among Masonite International Corporation (“Masonite”), Owens Corning (“Owens Corning”), and MT Acquisition Co ULC (the “Transaction”), including the expected time period to consummate the Transaction, the anticipated benefits (including synergies) of the Transaction and integration and transition plans, opportunities, anticipated future performance, expected share buyback programs and expected dividends. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties, assumptions and other factors, many of which are beyond the control of Masonite and Owens Corning, that could cause actual results to differ materially from the results projected in such forward-looking statements. These risks, uncertainties, assumptions and other factors include, without limitation: statements regarding the expected timing and structure of the Transaction; the ability of the parties to complete the Transaction; the expected benefits of the Transaction, such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the timing, receipt and terms and conditions of any required governmental, court and regulatory approvals of the Transaction; the ability of Owens Corning to successfully integrate the operations of Masonite and to achieve expected synergies; cost reductions and/or productivity improvements, including the risk that problems may arise which may result in the combined company not operating as effectively and efficiently as expected; the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; the possibility that Masonite’s shareholders may not approve the Transaction; the risk that the anticipated tax treatment of the Transaction is not obtained; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of Masonite’s or Owens Corning’s common shares; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and businesses generally, including the ability of Masonite and Owens Corning to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; unexpected future capital expenditures; potential litigation relating to the Transaction that could be instituted against Masonite and/or Owens Corning or their respective directors and/or officers; the risk that the combined company may not buy back shares; third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the competitive ability and position of Owens Corning following completion of the Transaction; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing; levels of residential and commercial or industrial construction activity; demand for Masonite and Owens Corning products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, interest rate and financial market volatility and the viability of banks and other financial institutions; availability and cost of energy and raw materials; levels of global industrial production; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; issues related to acquisitions, divestitures and joint ventures or expansions; various events that could disrupt operations, including climate change, weather conditions and storm activity such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, security threats and governmental response to them, and technological changes; legislation and related regulations or interpretations, in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory unforeseen or unknown liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; levels of indebtedness; liquidity and the availability and cost of credit; rating agency actions and Masonite’s and Owens Corning’s ability to access short-and long-term debt markets on a timely and affordable basis; the level of fixed costs required to run Masonite’s and Owen Corning’s businesses; levels of goodwill or other indefinite-lived intangible assets; labor disputes or shortages, changes in labor costs and labor difficulties; effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of Masonite’s or Owens Corning’s control; and other factors detailed from time to time in Masonite’s and Owens Corning’s SEC filings.

All forward-looking statements in this communication should be considered in the context of the risks and other factors described above and in the specific factors discussed under the heading “Risk Factors” in both Masonite’s and Owens Corning’s most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which will be incorporated by reference into the Proxy Statement. Masonite’s reports that are filed with the SEC are available on Masonite’s website at https://investor.masonite.com/ and on the SEC’s website at http://www.sec.gov, and Owen Corning’s reports that are filed with the SEC are available on Owen Corning’s website at https://investor.owenscorning.com/investors and on the SEC website at http://www.sec.gov. Any forward-looking statements speak only as of the date the statement is made and neither Masonite nor Owen Corning undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results may differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements.

Additional Information and Where to Find It

In connection with the Transaction, Masonite expects to file with the SEC and furnish to its shareholders a proxy statement on Schedule 14A (the “Proxy Statement”), as well as other relevant documents regarding the Transaction. The information in the preliminary Proxy Statement will not be complete and may be changed. After filing its definitive Proxy Statement with the SEC, Masonite will mail its definitive Proxy Statement and a proxy card to Masonite’s shareholders entitled to vote at a special meeting relating to the Transaction, seeking their approval of the respective Transaction-related proposals. The Proxy Statement will contain important information about the Transaction and related matters. This communication is not a substitute for the Proxy Statement Masonite may file with the SEC in connection with the Transaction.

INVESTORS AND SECURITY HOLDERS OF MASONITE ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MASONITE, OWENS CORNING, THE TRANSACTION AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT THAT HOLDERS OF MASONITE’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING VOTING.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC when available without charge through the website maintained by the SEC at www.sec.gov or, in the case of documents filed by Masonite, by directing a request to Marcus Devlin, Director, Investor Relations at investorrelations@masonite.com, or by calling 813-877-2726, or from Masonite’s website https://investor.masonite.com, or, in the case of documents filed by Owens Corning, by directing a request to Amber Wohlfarth, Vice President, Investor Relations at Amber.Wohlfarth@owenscorning.com, or by calling 419-248-5639, or from Owen Corning’s website https://investor.owenscorning.com/investors.

Participants in the Solicitation

Masonite and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the Transaction, including a description of their direct or indirect interests in the Transaction, by security holdings or otherwise, will be set forth in the Proxy Statement(s) and other relevant materials related to the Transaction when they are filed with the SEC.

Information regarding Masonite’s directors and executive officers, their ownership of Masonite common shares, and Masonite’s transactions with related parties is contained in the sections entitled “Proposal 1: Election of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” included in Masonite’s proxy statement for the 2023 annual meeting of shareholders, which was filed with the SEC on March 29, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/893691/000119312523083032/d326829ddef14a.htm), in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” included in Masonite’s Annual Report on Form 10-K for the year ended January 1, 2023, which was filed with the SEC on February 28, 2023 (and which is available at https://www.sec.gov/Archives/edgar/data/893691/000089369123000013/door-20230101.htm), and in Masonite’s Current Report on Form 8-K filed with the SEC on May 12, 2023 (and which is available at https://www.sec.gov//Archives/edgar/data/893691/000089369123000037/door-20230511.htm). To the extent holdings of Masonite securities by the directors and executive officers of Masonite have changed from the amounts of securities of Masonite held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated in the previous section.